                                                                     EXHIBIT 2.4




            AMENDED AND RESTATED AGREEMENT AND PLAN OF ORGANIZATION

                         dated as of December 11, 1997

                                  by and among

                             QUANTA SERVICES, INC.

                                 POTELCO, INC.

                                      and

                          the Stockholder named herein

                               TABLE OF CONTENTS


1.   TRANSFER AND EXCHANGE................................................. 1

2.   DELIVERY OF CONSIDERATION............................................. 2
     2.1  Consideration.................................................... 2
     2.2  Certificates..................................................... 2
     2.3  QSI Stock........................................................ 2

3.   CLOSING............................................................... 2

4.   REPRESENTATIONS AND WARRANTIES OF COMPANY AND
     STOCKHOLDER........................................................... 3
     4.1   Due Organization................................................ 3
     4.2   Authorization................................................... 4
     4.3   Capital Stock of the Company.................................... 4
     4.4   Transactions in Capital Stock................................... 4
     4.5   No Bonus Shares................................................. 4
     4.6   Subsidiaries.................................................... 5
     4.7   Predecessor Status; etc......................................... 5
     4.8   Spin-Off by the Company......................................... 5
     4.9   Financial Statements............................................ 5
     4.10  Liabilities and Obligations..................................... 5
     4.11  Accounts and Notes Receivable................................... 6
     4.12  Permits and Intangibles......................................... 6
     4.13  Environmental Matters........................................... 7
     4.14  Personal Property............................................... 7
     4.15  Significant Customers; Material Contracts and Commitments....... 8
     4.16  Real Property................................................... 9
     4.17  Insurance; Bonding.............................................. 9
     4.18  Compensation; Employment Agreements; Organized Labor Matters....10
     4.19  Employee Plans..................................................10
     4.20  Compliance with ERISA...........................................11
     4.21  Conformity with Law; Litigation.................................12
     4.22  Taxes...........................................................12
     4.23  No Violations...................................................14
     4.24  Government Contracts............................................15
     4.25  Absence of Changes..............................................15
     4.26  Deposit Accounts; Powers of Attorney............................16
     4.27  Validity of Obligations.........................................16
     4.28  Relations with Governments......................................16
     4.29  Disclosure......................................................17
     4.30  Prohibited Activities...........................................17

     4.31  Authority; Ownership............................................17
     4.32  Preemptive Rights...............................................18

5.   REPRESENTATIONS OF QSI................................................18
     5.1   Due Organization................................................18
     5.2   Authorization...................................................18
     5.3   Capital Stock of QSI............................................18
     5.4   Transactions in Capital Stock...................................19
     5.5   Subsidiaries....................................................19
     5.6   Financial Statements............................................19
     5.7   Liabilities and Obligations.....................................19
     5.8   Conformity with Law; Litigation.................................19
     5.9   No Violations...................................................20
     5.10  Validity of Obligations.........................................20
     5.11  QSI Stock.......................................................20
     5.12  Business; Real Property; Material Agreements....................20
     5.13  Taxes...........................................................21
     5.14  No Intention to Dispose of Company Stock........................21
     5.15  Other Founding Companies........................................21

6.   COVENANTS PRIOR TO CLOSING............................................21
     6.1   Access and Cooperation; Due Diligence...........................21
     6.2   Conduct of Business Pending Closing.............................22
     6.3   Prohibited Activities...........................................23
     6.4   No Shop.........................................................24
     6.5   Notice to Bargaining Agents.....................................24
     6.6   Agreements......................................................24
     6.7   Notification of Certain Matters.................................25
     6.8   Amendment of Schedules..........................................25
     6.9   Cooperation in Preparation of Registration Statement............26
     6.10  Final Financial Statements......................................27
     6.11  Further Assurances..............................................27
     6.12  Authorized Capital..............................................27

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDER AND
     COMPANY...............................................................27
     7.1   Representations and Warranties..................................28
     7.2   Performance of Obligations......................................28
     7.3   No Litigation...................................................28
     7.4   Opinion of Counsel..............................................28
     7.5   Registration Statement..........................................28
     7.6   Consents and Approvals..........................................28
     7.7   Good Standing Certificates......................................28
     7.8   No Material Adverse Change......................................29

     7.9   Closing of IPO..................................................29
     7.10  Secretary's Certificate.........................................29
     7.11  Employment Agreements...........................................29
     7.12  Directors and Officers Insurance................................29

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF QSI............................29
     8.1   Representations and Warranties..................................30
     8.2   Performance of Obligations......................................30
     8.3   No Litigation...................................................30
     8.4   Secretary's Certificate.........................................30
     8.5   No Material Adverse Effect......................................30
     8.6   Stockholder's Release...........................................30
     8.7   Termination of Related Party Agreements.........................31
     8.8   Opinion of Counsel..............................................31
     8.9   Consents and Approvals..........................................31
     8.10  Good Standing Certificates......................................31
     8.11  Registration Statement..........................................31
     8.12  Employment Agreements...........................................31
     8.13  Closing of IPO..................................................31
     8.14  FIRPTA Certificate..............................................31
     8.15  Insurance.......................................................31
     8.16  Lockup Agreement................................................31

9.   COVENANTS OF QSI AND THE STOCKHOLDER AFTER CLOSING....................32
     9.1   Release From Guarantees; Repayment of Certain Obligations.......32
     9.2   Preservation of Tax Treatment...................................32
     9.3   Preparation and Filing of Returns...............................33
     9.4   Directors and Officers..........................................34
     9.5   Maintenance of Books............................................34

10.  INDEMNIFICATION.......................................................34
     10.1  General Indemnification by Stockholder..........................34
     10.2  Indemnification by QSI..........................................35
     10.3  Third Person Claims.............................................36
     10.4  Exclusive Remedy................................................37
     10.5  Limitations on Indemnification..................................37

11.  TERMINATION OF AGREEMENT..............................................38
     11.1  Termination.....................................................38
     11.2  Liabilities in Event of Termination.............................38

12.  NONCOMPETITION........................................................39
     12.1  Prohibited Activities...........................................39
     12.2  Damages.........................................................40

     12.3  Reasonable Restraint............................................40
     12.4  Severability; Reformation.......................................40
     12.5  Independent Covenant............................................40
     12.6  Materiality.....................................................40
     12.7  Limitations.....................................................40

13.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.............................40
     13.1  Stockholder.....................................................40
     13.2  QSI.............................................................41
     13.3  Damages.........................................................42
     13.4  Survival........................................................42

14.  TRANSFER RESTRICTIONS.................................................42
     14.1  Transfer Restrictions...........................................42

15.  FEDERAL SECURITIES ACT REPRESENTATIONS................................43
     15.1  Compliance with Law.............................................43
     15.2  Economic Risk; Sophistication...................................43

16.  REGISTRATION RIGHTS...................................................43
     16.1  Piggyback Registration Rights...................................43
     16.2  Registration Procedures.........................................44
     16.3  Underwriting Agreement..........................................44
     16.4  Availability of Rule 144........................................44

17.  GENERAL...............................................................45
     17.1  Cooperation.....................................................45
     17.2  Successors and Assigns..........................................45
     17.3  Entire Agreement................................................45
     17.4  Counterparts....................................................45
     17.5  Brokers and Agents..............................................45
     17.6  Expenses........................................................45
     17.7  Notices.........................................................46
     17.8  Governing Law...................................................46
     17.9  Exercise of Rights and Remedies.................................47
     17.10 Time............................................................47
     17.11 Reformation and Severability....................................47
     17.12 Remedies Cumulative.............................................47
     17.13 Captions........................................................47
     17.14 Amendments and Waivers..........................................47
     17.15 Incorporation by Reference......................................47
     17.16 Defined Terms...................................................47

                               INDEX TO SCHEDULES


4.1  Organization; Charter Documents
4.3  Authorized Capital Stock
4.4  Transactions in Capital Stock
4.5  Bonus Shares
4.6  Subsidiaries
4.7  Predecessor Status
4.8  Spin-Offs
4.9  Financial Statements
4.10 Liabilities and Obligations
4.11 Accounts and Notes Receivable
4.12 Permits and Intangibles
4.13 Environmental Matters
4.14 Personal Property
4.15 Significant Customers; Material Contracts and Commitments
4.16 Real Property
4.17 Insurance; Bonding
4.18 Compensation; Employment Agreements; Organized Labor Matters
4.19 Employee Plans
4.21 Violations of Law; Litigation
4.22 Taxes
4.23 Necessary Consents
4.24 Government Contracts
4.25 Absence of Changes
4.26 Deposit Accounts; Powers of Attorney
4.30 Prohibited Activities
4.31 Company Stock Ownership; Liens on Company Stock
5.1  QSI Charter and Bylaws
5.3  QSI Stock Ownership
5.4  Transactions in Capital Stock
5.6  Financial Statements
5.7  Liabilities and Obligations
5.8  Conformity with Law; Litigation
5.9  Required Consents - QSI
5.12 Business; Real Property; Material Agreements
5.13 Taxes
6.2  Conduct of Business Pending Closing - Exceptions
6.3  Prohibited Activities - Exceptions
6.5  Proof of Notice Under Collective Bargaining Agreements
6.6  Termination Agreements

                                INDEX TO ANNEXES


Annex I   Consideration
Annex II  Employment Agreement Form

            AMENDED AND RESTATED AGREEMENT AND PLAN OF ORGANIZATION

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF ORGANIZATION (the "Agreement") is made effective as of December 11, 1997, by and among Quanta Services, Inc., a Delaware corporation formerly known as Fabal Construction, Inc. ("QSI"), Potelco, Inc., a Washington corporation (the "Company"), and Gary Tucci, referred to herein as the "Stockholder." Capitalized terms used in this Agreement and not otherwise defined are defined in Section 17.16 hereof.

     WHEREAS, the parties have previously executed that certain Agreement and Plan of Organization dated October 29, 1997, and have agreed to certain amendments and revisions thereto pursuant to that certain Amended and Restated Agreement and Plan of Organization dated as of November 10, 1997, and that certain Amendment No. 1 To Amended and Restated Agreement and Plan of Organization, dated as of November 24, 1997 (collectively, the "Original Agreement");

     WHEREAS, the parties wish to amend and restate the Original Agreement in its entirety to reflect certain agreed to amendments and revisions;

     WHEREAS, the respective Boards of Directors of QSI and the Company deem it advisable and in the best interests of QSI and the Company and their respective stockholders that QSI acquire all of the Company's outstanding shares of capital stock pursuant to this Agreement;

     WHEREAS, QSI is concurrently entering into an Amended and Restated Agreement and Plan of Organization (collectively, the "Other Agreements") with each of PAR Electrical Contractors, Inc., Union Power Construction Company and TRANS TECH Electric, Inc., and their respective stockholders (the Company, together with each of the entities with which QSI has entered into the Other Agreements, are collectively referred to herein as the "Founding Companies");

     WHEREAS, this Agreement, the Original Agreement, the Other Agreements and the IPO of QSI Stock constitute the "QSI Plan of Organization";

     WHEREAS, the Stockholder and the Boards of Directors and the stockholders of QSI and each of the Other Founding Companies have approved and adopted the QSI Plan of Organization as an integrated plan pursuant to which QSI will acquire the capital stock or assets of each of the Founding Companies in exchange for shares of QSI Stock and cash concurrent with the IPO of QSI Stock and which is intended to qualify as an exchange meeting the requirements of
Section 351 of the Code; and

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

 1.  TRANSFER AND EXCHANGE

     On the Funding and Consummation Date, (a) Stockholder shall transfer, convey, assign and deliver to QSI, and QSI shall acquire and accept from Stockholder, all of Stockholder's outstanding shares of Company Stock, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind.

 2.  DELIVERY OF CONSIDERATION

     2.1 CONSIDERATION. On the Funding and Consummation Date the Stockholder, who is on that date the holder of all outstanding certificates representing Company Stock, shall, upon surrender of such certificates, receive the number of shares of QSI Stock and the amount of cash set forth on Annex I hereto, said cash to be payable by certified check or wire transfer. QSI shall have the right, in its sole discretion, to revise the consideration set forth on Annex I at any time prior to the Closing Date based upon the trailing twelve month revenue performance of the Company; provided that if either the cash or stock portion of such consideration is adjusted downward by more than 5%, the Company or any Stockholder shall have the right to terminate this Agreement by giving written notice of their intention to do so not later than fifteen days following receipt of notice of the adjustment. Also set forth on Annex I are actions permitted to be taken by the Company with respect to disposition of its assets prior to the Closing Date.

     2.2 CERTIFICATES. The Stockholder shall deliver to QSI at the Closing the certificates representing Company Stock, duly endorsed in blank by Stockholder, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Company's expense, affixed and canceled. Stockholder agrees promptly to cure any deficiencies with respect to the endorsement of the interest certificates or other documents of conveyance with respect to such Company Stock or with respect to the stock powers accompanying the Company Stock.

     2.3 QSI STOCK. All QSI Stock received by the Stockholder pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 14 and 15 hereof, have the same rights as all of the other shares of outstanding QSI Stock by reason of the provisions of the Certificate of Incorporation of QSI or as otherwise provided by the Delaware General Corporation Law (the "Delaware GCL"). All voting rights of such QSI Stock received by the Stockholder shall be fully exercisable by the Stockholder and the Stockholder shall not be deprived nor restricted in exercising those rights. On the Funding and Consummation Date, QSI shall have no class of capital stock issued and outstanding other than the QSI Stock. Notwithstanding anything herein to the contrary, the sponsors of QSI will hold a class of stock which will be identical to the QSI Stock, except that holders of such class of stock will have the right to elect only one or two directors and with such other limited voting rights as recommended by counsel.

3.   CLOSING

     At or prior to the Pricing, the parties shall take all actions necessary to prepare to (i) effect the transfer and delivery of the shares of Company Stock as contemplated by Section 1 hereof and

(ii) effect the delivery of the consideration referred to in Section 2 hereof; provided, however, that such actions shall not include the actual completion of the transfer and delivery of the shares of Company Stock or the delivery of the consideration by certified check(s) or wire transfer(s) referred to in Section 2 hereof, each of which actions shall only be taken upon the Funding and Consummation Date as herein provided. The taking of the actions described in clauses (i) and (ii) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202. On the Funding and Consummation Date (x) all transactions contemplated by this Agreement, including the delivery of the shares of Company Stock and the delivery of shares of QSI Stock and certified check(s) or wire transfer(s) in an amount equal to the cash portion of the consideration which the Stockholder shall be entitled to receive pursuant to
Section 2 hereof shall occur and (y) the closing with respect to the IPO shall be completed. The date on which the actions described in the preceding clauses
(x) and (y) occur shall be referred to as the "Funding and Consummation Date." Except as provided in Sections 7 and 8 hereof with respect to actions to be taken on the Funding and Consummation Date, during the period from the Closing Date to the Funding and Consummation Date this Agreement may only be terminated by a party if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such agreement. This Agreement shall in any event terminate if the Funding and Consummation Date has not occurred within 15 business days of the Closing Date. Time is of the essence.

4.   REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDER

     (A) REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDER.

     Each of the Company and the Stockholder jointly and severally represents and warrants that all of the following representations and warranties in this
Section 4(A) are true at the date of this Agreement and, subject to Section 6.8 hereof, shall be true at the time of Closing and the Funding and Consummation Date. Each of the Company and the Stockholder agrees that such representations and warranties shall survive the Funding and Consummation Date for a period of two years (the last day of such period being the "Expiration Date"), except that
(i) the warranties and representations set forth in Section 4.22 hereof shall survive until such time as the limitations period has run for all Tax periods ended on or prior to or including the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 4.22, (ii) the warranties and representations set forth in Section 4.29(c) hereof shall survive until such time as the limitations period has run for determining the Tax treatment of the transaction contemplated herein, and (iii) solely for purposes of determining whether a claim for indemnification under Section 10.1(iii) hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, QSI actually incurs liability under the 1933 Act, the 1934 Act, or any other federal or state securities laws as a result of a breach of a representation or warranty by the Company or Stockholder, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes. For purposes of this Section 4, the term "Company" shall mean and refer to the Company and all of its Subsidiaries.

     4.1 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and the Company is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, except (i) as set forth on Schedule 4.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets or condition (financial or otherwise), of the Company taken as a whole (as used herein with respect to the Company, or with respect to any other person, a "Material Adverse Effect"). Schedule 4.1 sets forth the jurisdiction in which the Company is incorporated and contains a list of all such jurisdictions in which the Company is authorized or qualified to do business. True, complete and correct copies of the Certificate of Incorporation and Bylaws, each as amended, of the Company (the "Charter Documents") are all attached hereto as Schedule 4.1. The stock records of the Company, as heretofore made available to QSI, are correct and complete in all material respects. There are no minutes in the possession of the Company or the Stockholder that have not been made available to QSI, and all of such minutes are correct and complete in all respects. Except as set forth on Schedule 4.1, the most recent minutes of the Company, which are dated no earlier than ten business days prior to the date hereof, affirm and ratify all prior acts of the Company, and of its officers and directors on behalf of the Company.

     4.2 AUTHORIZATION. (i) The representatives of the Company executing this Agreement have the authority to enter into and bind the Company to the terms of this Agreement and (ii) the Company has the full legal right, power and authority to enter into and perform this Agreement, and all required approvals of the equity holders and the Board of Directors of the Company have been obtained.

     4.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company is as set forth on Schedule 4.3. All of the issued and outstanding shares of the capital stock of the Company are owned by the Stockholder in the amounts set forth in Schedule 4.3 and further, except as set forth on Schedule 4.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind.
All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholder and further, such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present equity holder of the Company.

     4.4 TRANSACTIONS IN CAPITAL STOCK. Except as set forth on Schedule 4.4, the Company has not acquired any Company Stock since January l, 1994. Except as set forth on Schedule 4.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock; (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the Company nor the relative ownership of shares among any of its respective equity holders has been altered or changed in contemplation of the transactions contemplated hereby and/or the QSI Plan of Organization. Schedule 4.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the Company's stock and the material terms of such outstanding options, warrants or other rights.

     4.5 NO BONUS SHARES. Except as set forth on Schedule 4.5, none of the shares of Company Stock was issued pursuant to awards, grants or bonuses.

     4.6 SUBSIDIARIES. Schedule 4.6 attached hereto lists the name of each of the Company's subsidiaries (each, a "Subsidiary"), and sets forth the number and class of the authorized capital stock of each Subsidiary and the number of shares or interests of each Subsidiary which are issued and outstanding, all of which shares or interests (except as set forth on Schedule 4.6) are owned by the Company, free and clear of all liens, security interests, pledges, voting trusts, equities, restrictions, encumbrances and claims of every kind. Except as set forth on Schedule 4.6, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     4.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 4.7 is a listing of all names of all predecessor companies of the Company, including the names of any entities acquired by the Company (by stock purchase, merger or otherwise) or owned by the Company or from whom the Company previously acquired material assets. Except as disclosed on Schedule 4.7, the Company has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

     4.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 4.8, there has not been any sale, spin-off or split-up of material assets of either the Company or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company ("Affiliates") since January 1, 1994.

     4.9 FINANCIAL STATEMENTS. Attached hereto as Schedule 4.9 are copies of the following financial statements of the Company and any Subsidiaries (the "Company Financial Statements"): the Company's audited Consolidated Balance Sheets, if any, as of December 31, 1996, 1995 and 1994 and Consolidated Statements of Income, Cash Flows and Retained Earnings, if any, for each of the years in the three-year period ended December 31, 1996, and Consolidated Statements of Income, Cash Flows and Retained Earnings for the nine-month period ending September 30, 1997 and Consolidated Balance Sheets as of September 30, 1997 (September 30, 1997 being hereinafter referred to as the "Balance Sheet Date"). Except as set forth on Schedule 4.9, such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. Except as set forth on Schedule 4.9, such Consolidated Balance Sheets as of September 30, 1997, December 31, 1996, 1995 and 1994 present fairly the financial position of the Company and each Subsidiary, if any, as of the dates indicated thereon, and such Consolidated Statements of Income, Cash Flows and Retained Earnings present fairly the results of operations for the periods indicated thereon.

     4.10 LIABILITIES AND OBLIGATIONS. The Company has delivered to QSI an accurate list (which is set forth on Schedule 4.10) as of the Balance Sheet Date of (i) all liabilities of the Company which are not reflected on the balance sheet of the Company at the Balance Sheet Date or otherwise reflected in the Company Financial Statements at the Balance Sheet Date (other than liabilities incurred in the ordinary course of business), (ii) any liabilities of the Company in excess of $10,000 and (iii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements in each case evidencing indebtedness in excess of $15,000, including copies thereof. Except as set forth on Schedule 4.10, since the Balance Sheet Date the Company has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The Company has also delivered to QSI on Schedule 4.10, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or are being contested, the following information:

          (i) a summary description of the liability together with the following:

                 (a) copies of all relevant documentation relating thereto;

                 (b) amounts claimed and any other action or relief sought; and

                 (c) name of claimant and all other parties to the claim, suit or proceeding;

          (ii) the name of each court or agency before which such claim, suit or proceeding is pending; and

          (iii)  the date such claim, suit or proceeding as instituted; and

          (iv) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

     4.11 ACCOUNTS AND NOTES RECEIVABLE. The Company has delivered to QSI an accurate list (which is set forth on Schedule 4.11) of the accounts and notes receivable of the Company, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the Stockholder. The Company shall also provide to QSI (x) an accurate list of all receivables obtained subsequent to the Balance Sheet Date up to the Closing Date and (y) an aging of all accounts and notes receivable showing amounts due in 30 day aging categories (the "A/R Aging Reports"). Except to the extent reflected on Schedule 4.11 or as disclosed by the Company to QSI in a writing accompanying the A/R Aging Reports, the accounts, notes and other receivables shown on
Schedule 4.11 and on the A/R Aging Reports represent bona-fide obligations and are and shall be collectible in the amounts shown, net of reserves reflected in the balance sheet as of the Balance Sheet Date with respect to accounts receivable as of the Balance Sheet Date, and net of reserves reflected in the books and records of the Company (consistent with the methods used for the balance sheet) with respect to accounts receivable of the Company after the Balance Sheet Date.

     4.12 PERMITS AND INTANGIBLES. The Company holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on its business, and the Company has delivered to QSI an accurate list and summary description (which is set forth on Schedule 4.12) of all such licenses, franchises, permits and other governmental authorizations, including permits, titles, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by the Company (including interests in software or other technology systems, programs and intellectual property) (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on Schedule 4.13). To the Knowledge of the Company, the licenses, franchises, permits and other governmental authorizations listed on Schedules
4.12 and 4.13 are valid, and the Company has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedules 4.12 and 4.13 and is not in violation of any of the foregoing except where such noncompliance or violation would not have a Material Adverse Effect on the Company. Except as specifically provided on Schedule 4.12, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such licenses, franchises, permits or government authorizations.

     4.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 4.13, (i) the Company has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations and rules, and all judgments, orders and decrees to which it is a party, applicable to it or any of its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances including petroleum and petroleum products (as such terms are defined in any applicable Environmental
Law); (ii) the Company has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances, a list of all of which permits and approvals is set forth on Schedule 4.13; (iii) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the Company except as permitted by Environmental Laws; (iv) the Company Knows of no on-site or off-site location to which the Company has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Company or QSI for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response,

Compensation and Liability Act of 1980, as amended; and (v) the Company has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

     4.14 PERSONAL PROPERTY. The Company has delivered to QSI an accurate list (which is set forth on Schedule 4.14) of (x) all personal property included in "depreciable plant, property and equipment" on the balance sheet of the Company as of the Balance Sheet Date or that will be included on any balance sheet of the Company prepared after the Balance Sheet Date, (y) all other personal property owned by the Company with a value in excess of $10,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all leases and agreements in respect of personal property with a value in excess of $10,000, including, true, complete and correct copies of all such leases and agreements. The Company shall indicate on Schedule 4.14 those assets leased or used by the Company that are currently owned, or that were formerly owned, by Stockholder, relatives of Stockholder, or Affiliates of the Company. Except as set forth on Schedule 4.14, (i) all personal property used by the Company in its business is either owned by the Company or leased by the Company pursuant to a lease included on Schedule 4.14, (ii) all of the personal property listed on
Schedule 4.14 is in good working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included on Schedule 4.14 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

     The Assets constitute all of the property and assets used in, and/or necessary to operate, the business of the Company as it is now being conducted and as contemplated to be conducted on and after the Funding and Consummation Date.

     4.15 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. The Company has delivered to QSI an accurate list (which is set forth on Schedule 4.15) of (i) all significant customers, it being understood and agreed that a "significant customer," for purposes of this Section 4.15, means a customer (or person or entity) representing 5% or more of the Company's annual revenues as of the Balance Sheet Date. Except to the extent set forth on Schedule 4.15, none of the Company's significant customers (or persons or entities that are sources of a significant number of customers) have canceled or substantially reduced or, to the Knowledge of the Company, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Company.

     The Company has listed on Schedule 4.15 all material contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than contracts, commitments and agreements otherwise listed on Schedules 4.10, 4.14 or 4.16, (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered or made available true, complete and correct copies of such agreements to QSI. The Company has complied with all material commitments and obligations pertaining to it, and is not in default under any contracts or agreements listed on Schedule
4.15 and no notice of
default under any such contract or agreement has been received. Where required under such contracts or agreements, the Company has furnished notice of the QSI Plan of Organization to third parties and has, where required, obtained consent from third parties to enter into the transactions contemplated by this Agreement. The Company has also indicated on Schedule 4.15 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $50,000 by the Company.

     Notwithstanding the foregoing, it is agreed and understood that the Company's customers competitively bid most contracts and that there can be no assurance that the Company will win future competitive bids.

     4.16 REAL PROPERTY. Schedule 4.16 includes a list of all real property owned or leased by the Company (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, and all other interests in real property, if any, used by the Company in the conduct of its business. The Company has good and insurable title to the real property owned by it, including those reflected on Schedule 4.14, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

          (i) liens reflected on Schedules 4.10 or 4.16 as securing specified liabilities (with respect to which no default exists);

          (ii) liens for current Taxes not yet payable and assessments not in default;

          (iii)  easements for utilities serving the property only; and

          (iv) easements, covenants and restrictions and other exceptions to title shown of record in the office of the Registry of Deeds for the County in which the properties, assets and leasehold estates are located which do not materially adversely affect the current use of the property.

     Schedule 4.16 contains, without limitation, true, complete and correct copies of all title reports and title insurance policies currently in possession of the Company with respect to real property owned by the Company.

     The Company has also delivered to QSI an accurate list of real property leased by the Company (which list is set forth on Schedule 4.16), together with true, complete and correct copies of all leases and agreements in respect of such real property leased by the Company (which copies are attached to Schedule 4.16), and an indication as to which such properties, if any, are currently owned, or were formerly owned, by Stockholder or business or personal affiliates of the Company or Stockholder. Except as set forth on Schedule 4.16, all of such leases included on Schedule 4.16 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

     4.17 INSURANCE; BONDING. (a) The Company has delivered to QSI, as set forth on and attached to Schedule 4.17, (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the Company, (ii) an accurate list and copies of all insurance loss runs for the past five (5) policy years and (iii) true, complete and correct copies of all insurance policies which were in effect the past three (3) years and which are currently in effect. Such insurance policies evidence all of the insurance that the Company is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Funding and Consummation Date. No insurance carried by the Company has ever been canceled by the insurer and the Company has never been unable to obtain insurance coverage for its assets and operations.

     (b) Schedule 4.17 includes an accurate list of all performance bonds securing obligations of the Company, together with the amount bonded and any guaranty issued by Stockholder or other third party with respect thereto.

     4.18 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. The Company has delivered to QSI an accurate list (which is set forth on Schedule 4.18) showing all officers, directors and key employees of the Company, listing all employment and severance agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons (i) as of the Balance Sheet Date and (ii) as of the date hereof. The Company has provided to QSI true, complete and correct copies of any employment agreements for persons listed on Schedule 4.18. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices, or except as set forth on Schedule 4.18.

     Except as set forth on Schedule 4.18, (i) the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the Company are represented by any labor union or covered by any collective bargaining agreement, (iii) no campaign to establish such representation is in progress and
(iv) there is no pending or, to the best of the Company's Knowledge, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years. The Company believes its relationship with employees to be good.

     4.19 EMPLOYEE PLANS. The Company has delivered to QSI an accurate schedule (Schedule 4.19) showing all employee benefit plans currently sponsored or maintained or contributed to by, or which cover the current or former employees or directors of the Company, all employment and severance agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and all deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 4.19, the Company does not sponsor, maintain or contribute to any plan, program, fund or arrangement that constitutes an "employee pension benefit plan," nor has the

Company any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. The Company has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans, agreements, arrangement and trusts set forth on Schedule 4.19, nor is the Company required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of the Company's employees.

     Except as otherwise listed on Schedule 4.19, the Company is not now, and cannot as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

     Except as otherwise listed on Schedule 4.19, all employee benefit plans, agreements, arrangements and trusts listed on Schedule 4.19 and the administration thereof are in substantial compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

     Except as otherwise listed on Schedule 4.19, all accrued contribution obligations of the Company with respect to any plan listed on Schedule 4.19 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company as of the Balance Sheet Date.

     4.20 COMPLIANCE WITH ERISA. Except as disclosed on Schedule 4.19, all such plans, agreements, arrangements and trusts of the Company that are currently maintained or contributed to by the Company or cover employees or former employees of the Company listed on Schedule 4.19 that are intended to qualify under Section 401(a) of the Code (the "Qualified Plans") are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified. Except as disclosed on Schedule 4.19, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audit reports or Tax Returns) have been timely filed or distributed. Except as disclosed on Schedule 4.19, neither Stockholder, any such plan listed on Schedule 4.19, nor the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA.
Except as disclosed on Schedule 4.19, no such plan listed on Schedule 4.19 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and the Company has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. The Stockholder further represent that:

          (i) there have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice of and approval by the Internal Revenue Service;

          (ii) no such plan listed on Schedule 4.19 subject to the provisions of Title IV of ERISA has been terminated;

          (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed on
     Schedule 4.19;

          (iv) the Company has not incurred liability under Section 4062 of ERISA; and

          (v) no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multi employer plan or the Pension Benefit Guaranty Corporation under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any Statutory Lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the Company that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the Company.

     4.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on Schedules 4.21 or 4.13, the Company is not in violation of any law or regulation which would have a Material Adverse Effect, or of any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company; and except to the extent set forth on Schedules 4.10 or 4.13, there are no claims, actions, suits or proceedings, commenced or, to the Knowledge of the Company, threatened, against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including all such permits, licenses, orders and other governmental approvals set forth on Schedules 4.12 and 4.13, and is not in violation of any of the foregoing.

     4.22 TAXES. (i) For purposes of this Section 4.22 only, the term "Company" shall include each Subsidiary, if any.

          (ii) All Returns required to have been filed by the Company have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all respects. Except as disclosed in Schedule 4.22, (i) the Company is not currently the beneficiary of any extension of time within which to file any Return, and (ii) no claim has ever been made by any governmental authority in a jurisdiction where the Company does not file

     Returns that the Company is or may be subject to taxation by that jurisdiction, which claim has not been resolved as of the date hereof.

          (iii) All Taxes of the Company which have become due (without regard to any extension of the time for payment and whether or not shown on any Return) have been paid. The Company has withheld and paid over all Taxes required to have been withheld and paid over by it and has complied with all information reporting and back-up withholding requirements relating to Taxes. There are no liens with respect to Taxes on any of the assets of the Company, other than liens for Taxes not yet due and payable or for Taxes disclosed in Schedule 4.22 that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in the Company Financial Statements.

          (iv) The unpaid Taxes of the Company for all periods ending on or before the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (exclusive of reserves for deferred Taxes established to reflect timing differences) reflected on the face of the balance sheet of the Company as of the Balance Sheet Date, and the unpaid Taxes of the Company for all periods ending on or before the Funding and Consummation Date will not exceed the amount of such current liability accruals reflected on the balance sheet of the Company as of September 30, 1997 as adjusted for Company operations in the ordinary course of business through the Funding and Consummation Date in accordance with generally accepted accounting principles applied on a consistent basis and, to the extent consistent therewith, the most recent custom and practices of the Company.

          (v) No deficiencies exist or have been asserted or are expected to be asserted (verbally or in writing) with respect to Taxes of the Company and the Company has not received notice nor does it expect to receive notice (verbally or in writing) that it has not filed a Return or paid any Taxes required to be filed or paid by it. No audit, examination, investigation, action, suit, claim or proceeding relating to the determination, assessment or collection of any Tax of the Company is currently in process, pending or threatened (verbally or in writing). Except as disclosed in Schedule 4.22, no waiver or extension of any statute of limitations relating to the assessment or collection of any Tax of the Company is in effect. There are no outstanding requests for rulings with any Tax authority relating to Taxes of the Company.

          (vi) Except as disclosed in Schedule 4.22, the Company is not and has never been (i) a party to any tax sharing agreement or arrangement (formal or informal, verbal or in writing), or (ii) a member of an affiliated group of corporations (within the meaning of Code Section 1504) filing a consolidated federal income Return, or any similar group under analogous provisions of other law.

          (vii) The Company is not liable for the unpaid Taxes of any person other than the Company under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, or by contract or otherwise.

          (viii) The Company has delivered to QSI true and complete copies of all federal, state, local and foreign income Returns filed by the Company for its three (3) most recently ended taxable years, together with all related examination reports, statements of deficiencies and closing and other agreements. Schedule 4.22 indicates which, if any, of such Returns have been, or currently are, the subject of any audit, examination or other Tax proceeding.

          (ix) The Company (i) has not filed a consent under Code Section 341(f) concerning collapsible corporations; (ii) has not made any payments, obligated itself to make any payments or become a party to any agreement that under any circumstance could obligate it or any successor or assignee of it to make any payments that are not or will not be deductible under Code Section 280G, or that would be subject to excise Tax under Code
     Section 4999; (iii) is not a "foreign person" as defined in Code Section 1445(f)(3); (iv) is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (v) does not own and has not owned any interest in any "controlled foreign corporation" as defined in Code Section 957 or "passive foreign investment company" as defined in Code Section 1296; (vi) is not and has not been a party to any agreement or arrangement for which partnership Returns are required to be filed; (vii) does not own any asset that is subject to a "safe harbor lease" within the meaning of Code Section 168(f)(8), as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982; (viii) does not own any "tax-exempt use property" within the meaning of Code
     Section 168(h) or "tax exempt bond financed property" within the meaning of Code Section 168(g)(5); and (ix) has not agreed to and is not required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

          (x)    The Company is an S corporation within the meaning of Code
     Section 1361(a)(1) for which a valid election has been made pursuant to Code Section 1362(a) (the "S Corporation Election"). Except as set forth in
     Schedule 4.22, the S Corporation Election has been in effect from the date of inception of the Company and will continue to be in effect until the Funding and Consummation Date. The Company has never been and is not (i) subject to any Tax as a C corporation within the meaning of Code Section 1361(a)(2) or (ii) subject to any Tax on net recognized built-in gain under Code Section 1374.

     4.23 NO VIOLATIONS. The Company is not in violation of any Charter Document. Neither the Company nor, to the Knowledge of the Company, any other party thereto, is in default under any lease, instrument, agreement, license or permit set forth on Schedules 4.12, 4.13, 4.14, 4.15 or 4.16, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"); and, except as set forth on Schedule 4.23, (a) the rights and benefits of the Company under the Material Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation or breach or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 4.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 4.23, none of the Material Documents by its terms prohibits the use or publication by the Company or QSI of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the Company from freely providing services to any other customer or potential customer of the Company, QSI or any Other Founding Company.

     4.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 4.24, the Company is not now a party to any governmental contract subject to price redetermination or renegotiation.

     4.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 4.25 or any other Schedule of the Company attached hereto, there has not been:

          (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the Company;

          (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company;

          (iii) any change in the authorized capital of the Company or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

          (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors, Stockholder, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

          (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of the Company;

          (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including, without limitation, the Stockholder and its affiliates;

          (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of Stockholder or any affiliate thereof;

          (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's business;

          (xi)   any waiver of any material rights or claims of the Company;

          (xii) any material breach, amendment or termination of any contract, agreement, license, permit or other right to which the Company is a party;

          (xiii) any transaction by the Company outside the ordinary course of its business;

          (xiv) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date; or

          (xv)   any other distribution of property or assets by the Company.

     4.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The Company has delivered to QSI an accurate schedule (which is set forth on Schedule 4.26) as of the date of the Agreement of:

          (i) the name of each financial institution in which the Company has accounts or safe deposit boxes;

          (ii)   the names in which the accounts or boxes are held;

          (iii)  the type of account and account number; and

          (iv) the name of each person authorized to draw thereon or have access thereto.

     Schedule 4.26 also sets forth a complete list of the names of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

     4.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the Company and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally, and the individual(s) signing this Agreement on behalf of the Company have the legal power, authority and capacity to bind the Company.

     4.28 RELATIONS WITH GOVERNMENTS. The Company has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

     4.29 DISCLOSURE. (a) This Agreement, including the schedules hereto and all other documents and information made available to QSI and its representatives in writing pursuant hereto or thereto, present fairly the business and operations of the Company for the time periods with respect to which such information was requested. The Company's rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which the Company is a party, or to which its properties are subject, or by any other fact or circumstance regarding the Company (which fact or circumstance was, or should reasonably, after due inquiry, have been known to the Company) that is not disclosed pursuant hereto or thereto.

     (b) The Company and the Stockholder acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; and
(ii) that, except as otherwise expressly provided elsewhere in this Agreement, neither QSI nor any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the Company, the Stockholder or any other person affiliated or associated with the Company for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all.

     (c) No Stockholder has any present plan, intention, commitment, binding agreement or arrangement to dispose of any shares of QSI Stock to be received by such Stockholder as a result of the transactions contemplated by this Agreement, and each Stockholder agrees that, for a period of two years from the Funding and Consummation Date, except pursuant to Section 16 hereof, he or she will not dispose of any shares of QSI Stock received by them as described in Section 2.1.

     4.30 PROHIBITED ACTIVITIES. Except as set forth on Schedule 4.30 or as contemplated by Annex I, the Company has not, between the Balance Sheet Date and the date hereof, taken any of the actions set forth in Section 6.3 (Prohibited Activities).

     (B) REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement and, subject to
Section 6.8 hereof, shall be true at the time of Closing and on the Funding and Consummation Date, and that the representations and warranties set forth in Sections 4.31 and 4.32 shall survive until the second anniversary of the Funding and Consummation Date, which shall be the Expiration Date for purposes of those Sections.

     4.31 AUTHORITY; OWNERSHIP. Stockholder has the full legal right, power and authority to enter into this Agreement. Stockholder owns beneficially and of record all of the shares of the Company Stock identified on Schedule 4.31 as being owned by Stockholder, and, except as set forth on Schedule 4.31, such Company Stock is owned free and clear of all liens, encumbrances and claims of every kind.

     4.32 PREEMPTIVE RIGHTS. Stockholder does not have, or hereby waives, any preemptive or other right to acquire shares of Company Stock that Stockholder has or may have had on the date hereof other than rights of Stockholder to acquire QSI Stock pursuant to any option granted by QSI.

5.   REPRESENTATIONS OF QSI

     QSI represents and warrants that all of the following representations and warranties in this Section 5 are true at the date of this Agreement and, subject to Section 6.8 hereof, shall be true at the time of Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of two years (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section 5.13 hereof shall survive until such time as the limitations period has run for all Tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 5.13 and (ii) solely for purposes of determining whether a claim for indemnification under Section 10.2(iv) hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, QSI actually incurs liability under the 1933 Act, the 1934 Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

     5.1 DUE ORGANIZATION. QSI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and Bylaws, each as amended, of QSI (the "QSI Charter Documents") are all attached hereto as Schedule 5.1.

     5.2 AUTHORIZATION. (i) The representative of QSI executing this Agreement has the authority to enter into and bind QSI to the terms of this Agreement and
(ii) QSI has the full legal right, power and authority to enter into and perform this Agreement.

     5.3 CAPITAL STOCK OF QSI. Immediately prior to the Funding and Consummation Date, the authorized capital stock of QSI will consist of at least 40,000,000 shares of QSI Stock, of which the number of issued and outstanding shares will be as set forth in the Registration Statement, and 5,000,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding. All of the issued and outstanding shares of the capital stock of QSI are owned by the persons set forth on Schedule 5.3 hereof, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. Upon consummation of the IPO, the number of outstanding shares of QSI will be as set forth in the Registration Statement. All of the issued and outstanding shares of the capital stock of QSI have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the persons set forth on Schedule 5.3, and further, such shares were offered, issued, sold and delivered by QSI in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of the preemptive rights of any past or present Stockholder of QSI.

     5.4 TRANSACTIONS IN CAPITAL STOCK. Except for the Other Agreements and except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates QSI to issue any of its authorized but unissued capital stock; and (ii) QSI has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of the stock of QSI.

     5.5 SUBSIDIARIES. QSI has no subsidiaries except for the companies to become subsidiaries of QSI pursuant to this Agreement and each of the Other Agreements as of the Funding and Consummation Date. Except as set forth in the preceding sentence, QSI does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and QSI is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     5.6 FINANCIAL STATEMENTS. Attached hereto as Schedule 5.6 are copies of the following financial statements (the "QSI Financial Statements") of QSI, which reflect the results of its operations from inception: FCI's unaudited Balance Sheet as of September 30, 1997 and Statements of Income, Cash Flows and Retained Earnings for the period from inception through September 30, 1997. Such QSI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 5.6). Except as set forth on Schedule 5.6, such Balance Sheets as of September 30, 1997 present fairly the financial position of QSI as of such date, and such statements of Income, Cash Flows and Retained Earnings present fairly the results of operations for the period indicated.

      5.7 LIABILITIES AND OBLIGATIONS. Except as set forth on Schedule 5.7, QSI has no material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees and expenses incurred in connection with the transactions contemplated hereby and thereby.

     5.8 CONFORMITY WITH LAW; LITIGATION.  Except to the extent set forth on
Schedule 5.8, QSI is not in violation of any law or regulation which would have a Material Adverse Effect, or of any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over QSI; and except to the extent set forth on Schedule 5.8, there are no material claims, actions, suits or proceedings, pending or, to the Knowledge of QSI, threatened, against or affecting QSI, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over QSI and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. QSI has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing. Assuming the representations and warranties of the Company and the Stockholder contained herein are complete and correct in all respects (other than representations and warranties with respect to compliance with laws), this Agreement does not violate any federal or state securities laws, rules or regulations.

     5.9 NO VIOLATIONS. QSI is not in violation of any QSI Charter Document. Neither QSI or, to the Knowledge of QSI, any other party thereto, is in default under any lease, instrument, agreement, license or permit to which QSI is a party, or by which QSI or any of its properties are bound (collectively, the "QSI Documents"); and (a) the rights and benefits of QSI under the QSI Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation or breach or constitute a default under, any of the terms or provisions of the QSI Documents or the QSI Charter Documents. Except as set forth on Schedule 5.9, none of the QSI Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

     5.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by QSI and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of QSI and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of QSI, enforceable against QSI in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally, and the individual signing this Agreement on behalf of QSI has the legal power, authority and capacity to bind QSI.

     5.11 QSI STOCK. At the time of issuance thereof, the QSI Stock to be delivered to the Stockholder pursuant to this Agreement will constitute valid and legally issued shares of QSI, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 14 and

15 hereof, will be identical in all material and substantive respects to the QSI Stock issued and outstanding as of the date hereof and the QSI Stock to be issued pursuant to the Other Agreements by reason of the provisions of the Delaware GCL. The shares of QSI Stock to be issued to the Stockholder pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 16 hereof.

     5.12 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. QSI has not conducted any operations or business since inception other than activities related to the QSI Plan of Organization. QSI does not own and has not at any time owned any real property or any material personal property and is not a party to any other agreement, except as listed on Schedule 5.12 and except that QSI is a party to the Other Agreements and the agreements contemplated thereby and to such agreements as will be filed as Exhibits to the Registration Statement.

     5.13 TAXES. (i) All Returns required to have been filed by QSI have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all respects. Except as disclosed in Schedule 5.13, (i) QSI is not currently the beneficiary of any extension of time within which to file any Return, and (ii) no claim has ever been made by any governmental authority in a jurisdiction where QSI does not file Returns that QSI is or may be subject to taxation by that jurisdiction.

          (ii) All Taxes of QSI which have become due (without regard to any extension of the time for payment and whether or not shown on any Return) have been paid. QSI has withheld and paid over all Taxes required to have been withheld and paid over and has complied with all information reporting and back-up withholding requirements relating to Taxes. There are no liens with respect to Taxes on any of the assets of QSI, other than liens for Taxes not yet due and payable or for Taxes disclosed in Schedule 5.13 that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in the QSI Financial Statements.

          (iii) No deficiencies exist or have been asserted or are expected to be asserted (verbally or in writing) with respect to Taxes of QSI and QSI has not received notice nor does it expect to receive notice (verbally or in writing) that it has not filed a Return or paid any Taxes required to be filed or paid by it. No audit, examination, investigation, action, suit, claim or proceeding relating to the determination, assessment or collection of any Tax of QSI is currently in process, pending or threatened (verbally or in writing). Except as disclosed in Schedule 5.13, no waiver or extension of any statute of limitations relating to the assessment or collection of any Tax of QSI is in effect. There are no outstanding requests for rulings with any Tax authority relating to Taxes of QSI.

     5.14 NO INTENTION TO DISPOSE OF COMPANY STOCK. QSI is acquiring the Company Stock pursuant hereto for its own account for investment purposes and does not have any present plan, intention, commitment, binding agreement, or arrangement to dispose of the Company Stock.

     5.15 OTHER FOUNDING COMPANIES. QSI has reviewed representations and warranties from the Other Founding Companies in the Other Agreements that are substantially similar to those made by the Company and the Shareholders herein.

 6.  COVENANTS PRIOR TO CLOSING

     6.1 ACCESS AND COOPERATION; DUE DILIGENCE. (a) Between the date of this Agreement and the Funding and Consummation Date, the Company will afford to the officers and authorized representatives of QSI and the Other Founding Companies access to all of the Company's sites, properties, books and records and will furnish QSI with such additional financial and operating data and other information as to the business and properties of the Company as QSI or the Other Founding Companies may from time to time reasonably request. The Company will cooperate with QSI and the Other Founding Companies and their respective representatives, including FCI's auditors and counsel, in the preparation of any documents or other material (including the Registration Statement) which may be required in connection with any documents or materials required by this Agreement. QSI, the Stockholder and the Company shall treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of Section 13 hereof. In addition, QSI will cause each of the Other Founding Companies to enter into a provision similar to this Section 6.1 requiring each such Other Founding Company, its Stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company.

     (b) Between the date of this Agreement and the Funding and Consummation Date, QSI will afford to the officers and authorized representatives of the Company access to all of FCI's sites, properties, books and records and all due diligence, agreements, documents and information of or concerning the Founding Companies and will furnish the Company with such additional financial and operating data and other information as to the business and properties of QSI as the Company may from time to time reasonably request. QSI will cooperate with the Company, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. The Company will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of
Section 13 hereof.

     6.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Funding and Consummation Date, the Company shall, except (x) as set forth on Schedule 6.2, (y) as requested by QSI or (z) as consented to by QSI (which consent shall not be unreasonably withheld):

          (i) carry on its business in substantially the same manner as it has heretofore and not introduce any new method of management, operation or accounting;

          (ii) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

          (iii) perform in all material respects its obligations under agreements relating to or affecting its assets, properties or rights;

          (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

          (v) maintain and preserve its business organization intact, use its best efforts to retain its present key employees and relationships with suppliers, customers and others having business relations with the Company;

          (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

          (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, provided that debt and/or lease instruments may be replaced if such replacement instruments are on terms at least as favorable to the Company as the instruments being replaced; and

          (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

     6.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 6.3 or as set forth on Annex I, between the date hereof and the Funding and Consummation Date, the Company shall not, without prior written consent of QSI:

          (i)    make any change in its Articles of Incorporation or Bylaws;

          (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed on Schedule 4.4;

          (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

          (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of $10,000;

          (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except: (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 necessary or desirable for the conduct of the businesses of the Company; (2)(A) liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested Taxes adequate reserves have been established in the Company Financial Statements) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedules 4.10 and/or 8.16 hereto;

          (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

          (vii) negotiate for the acquisition of any business or the start-up of any new business;

          (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

          (ix) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills or claims in the ordinary course of business in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on
     Schedule 4.11 unless specifically listed thereon;

          (x) commit a material breach or, except in the ordinary course of business consistent with past practices, amend or terminate any material agreement, permit, license or other right of the Company; or

          (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

     6.4 NO SHOP. None of the Stockholder, the Company, or any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Funding and Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

          (i) solicit or initiate the submission of proposals or offers from any person or entity for,

          (ii)   participate in any discussions pertaining to, or

          (iii) furnish any information to any person or entity other than QSI or its authorized agents relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company.

     6.5 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Company shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide QSI on Schedule 6.5 with proof that any required notice has been sent.

     6.6 AGREEMENTS. The Stockholder and the Company shall terminate (i) any Stockholder agreements, voting agreements, voting trusts, options, warrants and employment agreements between the Company and any employee listed on Schedule
7.11 hereto and (ii) any existing agreement between the Company and Stockholder, on or prior to the Funding and Consummation Date. Copies of such termination agreements are listed on Schedule 6.6 and copies thereof are attached hereto.

     6.7 NOTIFICATION OF CERTAIN MATTERS. The Stockholder and the Company shall give prompt notice to QSI of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Company or the Stockholder contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and
(ii) any material failure of Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. QSI shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of QSI contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of QSI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 6.7 that is not accompanied by a proposed amendment or supplement to a schedule pursuant to
Section 6.8 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 6.8, (ii) modify the conditions set forth in Sections 7 and 8, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.8 AMENDMENT OF SCHEDULES.   Each party hereto agrees that, with respect
to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the anticipated effectiveness of the Registration Statement to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided, however, that supplements and amendments to Schedules 4.10, 4.11, 4.14, 4.15 and 4.18 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the Company that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless QSI and a majority of the Founding Companies other than the Company consent to such amendment or supplement; and provided further, that no amendment or supplement to a schedule prepared by QSI that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 7.1 and 8.1 have been fulfilled, the Schedules hereto shall be deemed to be the schedules as amended or supplemented pursuant to this Section 6.8. In the event that one of the Other Founding Companies seeks to amend or supplement a schedule pursuant to Section
6.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, QSI shall give the Company notice promptly after it has Knowledge thereof. If QSI and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given by QSI or any Founding Company if no response is received within 72 hours following receipt of notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but the Company does not give its consent, the Company may terminate this Agreement pursuant to Section 11.l(iv) hereof. In the event that the Company seeks to amend or supplement a Schedule pursuant to this Section 6.8, and QSI and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 11.1(i) hereof. In the event that QSI seeks to amend or supplement a Schedule pursuant to this Section 6.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 11.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 6.8.

     6.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The Company and Stockholder shall furnish or cause to be furnished to QSI and the Underwriters all of the information concerning the Company and the Stockholder required for inclusion in, and will cooperate with QSI and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement). The Company and the Stockholder agree promptly to advise QSI if at any time during the period in which a prospectus relating to the offering is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the Company or the Stockholder becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. QSI will give the Company and the Stockholder an opportunity to review and comment on the Registration Statement and all amendments thereto prior to filing. Insofar as the information relates solely to the Company or the Stockholder, the Company represents and warrants as to such information with respect to itself, and Stockholder represents and warrants, as to such information with respect to the Company and himself or herself, that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and that Stockholder and the Company has had the opportunity to review and approve such information. If, prior to the 25th day after the date of the final prospectus of QSI utilized in connection with the IPO, the Company or the Stockholder become aware of any fact or circumstance which would change (or, if after the Funding and Consummation Date, would have changed) a representation or warranty of the Company or the Stockholder in this Agreement or would affect any document delivered pursuant hereto in any material respect, the Company and the Stockholder shall immediately give notice of such fact or circumstance to QSI. However, subject to the provisions of Section 6.8, such notification shall not relieve either the Company or the Stockholder of their respective obligations under this Agreement, and, subject to the provisions of
Section 6.8, at the sole option of QSI, the truth and accuracy of any and all warranties and representations of the Company, or on behalf of the Company and of Stockholder at the date of this Agreement and on the Closing Date and on the Funding and Consummation Date, shall be a precondition to the consummation of this transaction.

     6.10 FINAL FINANCIAL STATEMENTS. The Company shall provide prior to the Funding and Consummation Date, and QSI shall have had sufficient time to review, the unaudited consolidated balance sheets of the Company as of the end of all fiscal quarters following the Balance Sheet Date, and the unaudited consolidated statement of income, cash flows and retained earnings of the Company for all fiscal quarters ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition of the Company or the results of its operations from the financial statements as of the Balance Sheet Date. Except as set forth on Schedule 6.10, such financial statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of the Company for the periods indicated thereon and shall be for such dates and time periods as required by Regulation S-X under the 1933 Act and the 1934 Act.

     6.11 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

     6.12 AUTHORIZED CAPITAL. QSI shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the QSI Stock.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDER AND COMPANY

     The obligations of Stockholder and the Company with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of the Stockholder and the Company with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 7.2, 7.3, 7.8 and 7.9. From and after the Closing Date or, with respect to the conditions set forth in Sections 7.2, 7.3, 7.8 and 7.9, from and after the Funding and Consummation Date, all conditions not satisfied shall be deemed to have been waived, except that no such waiver shall be deemed to affect the survival of the representations and warranties of QSI contained in Section 5 hereof:

     7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of QSI contained in Section 5 shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made as of that time; and a certificate to the foregoing effect dated the Closing Date and signed by the President or any Vice President of QSI shall have been delivered to the Stockholder.

     7.2 PERFORMANCE OF OBLIGATIONS. All of the terms, covenants and conditions of this Agreement to be complied with and performed by QSI on or before the Closing Date and the Funding and Consummation Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and the Funding and Consummation Date and signed by the President or any Vice President of QSI shall have been delivered to the Stockholder.

     7.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby or the IPO and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the management of the Company deems it inadvisable to proceed with the transactions hereunder.

     7.4 OPINION OF COUNSEL. The Company and the Underwriters shall have received an opinion from counsel for QSI, dated the Closing Date, in the form mutually agreed upon by the parties. The Company and the Stockholders shall also have received a written opinion from, at the discretion of QSI, either Jackson Walker L.L.P. or Arthur Andersen, L.L.P., which satisfactorily concludes that the exchange of Company Stock for QSI Stock will qualify as a transaction meeting the requirements of Section 351 of the Code. In rendering such opinion, the opinion given may require and, to the extent it deems necessary or appropriate, may rely upon representation made in certificates of officers of QSI and the Company.

     7.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and the underwriters named therein shall have agreed to acquire shares of QSI Stock on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, on terms such that the aggregate value of the cash and the number of shares of QSI Stock to be received by the Stockholder is not less than the amount set forth on Annex I as adjusted as permitted herein.

     7.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made.

     7.7 GOOD STANDING CERTIFICATES. QSI shall have delivered to the Company a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which QSI is authorized to do business, showing that QSI is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for QSI for all periods prior to the Closing have been filed and paid.

     7.8 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to QSI which would constitute a Material Adverse Effect, and QSI shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of QSI to conduct its business.

     7.9 CLOSING OF IPO. The closing of the sale of the QSI Stock to the Underwriters in the IPO and the acquisitions of the Other Founding Companies pursuant to the Other Agreements shall have occurred simultaneously with the Funding and Consummation Date hereunder.

     7.10 SECRETARY'S CERTIFICATE. The Company shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of QSI, certifying the truth and correctness of attached copies of FCI's Certificate of Incorporation (including amendments thereto), Bylaws (including amendments thereto), and resolutions of the board of directors and, if required, the Stockholders of QSI approving FCI's entering into this Agreement and the consummation of the transactions contemplated hereby. Such certificate or certificates also shall be addressed to the Underwriters and copies thereof shall be delivered to the Underwriters.

     7.11 EMPLOYMENT AGREEMENTS.  Each of the persons listed on Schedule
7.11 shall have been afforded the opportunity to enter into an employment agreement substantially in the form of Annex II hereto.

     7.12 DIRECTORS AND OFFICERS INSURANCE. QSI shall have obtained Directors and Officers Liability Insurance in amounts that are customary and commercially reasonable.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF QSI

     The obligations of QSI with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of QSI with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 8.2, 8.3, 8.5 and 8.13. From and after the Closing Date or, with respect to the conditions set forth in Sections 8.2, 8.3,
8.5 and 8.13, from and after the Funding and Consummation Date, all conditions not satisfied shall be deemed to have been waived, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the Company contained in Section 4 hereof.

     8.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Stockholder and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; and the Stockholder shall have delivered to QSI certificates dated the Closing Date and signed by them to such effect.

     8.2 PERFORMANCE OF OBLIGATIONS. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Stockholder and the Company on or before the Closing Date or the Funding and Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the Stockholder and the Company shall have delivered to QSI certificates dated the Closing Date and the Funding and Consummation Date, respectively, and signed by them to such effect.

     8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby or the IPO and no governmental agency or body shall have taken any other action or made any request of QSI as a result of which the management of QSI deems it inadvisable to proceed with the transactions hereunder.

     8.4 SECRETARY'S CERTIFICATE. QSI shall have received a certificate, dated the Closing Date and signed by the secretary of the Company, certifying the truth and correctness of attached copies of the Company's Certificate of Incorporation (including amendments thereto), Bylaws (including amendments thereto), and resolutions of the board of directors and the Stockholder approving the Company's entering into this Agreement and the consummation of the transactions contemplated hereby. Such certificate also shall be addressed to the Underwriters and a copy thereof shall be delivered to the Underwriters.

     8.5 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the Company which would constitute a Material Adverse Effect, and the Company shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business.

     8.6 STOCKHOLDER'S RELEASE. The Stockholder shall have delivered to QSI an instrument dated the Closing Date releasing the Company from (i) any and all claims of the Stockholder against the Company and (ii) obligations of the Company to the Stockholder, except for (x) items specifically identified on Schedules 4.10 and 4.16 as being claims of or obligations to the Stockholder,
(y) continuing obligations to Stockholder relating to their employment by the Company and (z) obligations arising under this Agreement or the transactions contemplated hereby.

     8.7 TERMINATION OF RELATED PARTY AGREEMENTS. All existing agreements between the Company and the Stockholder shall have been canceled effective prior to or as of the Funding and Consummation Date.

     8.8 OPINION OF COUNSEL. QSI shall have received an opinion from Counsel to the Company and the Stockholder, dated the Closing Date, in the form mutually agreed to by the parties, and the Underwriters shall have received a copy of the same opinion addressed to the Underwriters.

     8.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and all consents and approvals of third parties listed on Schedule 4.23 shall have been obtained.

     8.10 GOOD STANDING CERTIFICATES. The Company shall have delivered to QSI a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's state of incorporation and, unless waived by QSI, in each state in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the Closing have been filed and paid.

     8.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

     8.12 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 7.11 shall have entered into an employment agreement substantially in the form of Annex II hereto.

     8.13 CLOSING OF IPO. The closing of the sale of the QSI Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

     8.14 FIRPTA CERTIFICATE. Stockholder shall have delivered to QSI a certificate to the effect that he or she is not a foreign person pursuant to
Section 1.1445-2(b) of the Treasury Regulations promulgated under the Code.

     8.15 INSURANCE. QSI shall have been named as an additional insured on all liability, theft, casualty and property insurance policies of the Company and certificates of insurance to that effect shall have been delivered to QSI.

     8.16 LOCKUP AGREEMENT. Stockholder shall have signed an agreement with the Underwriters, in form and substance identical to agreements signed by the Founding Stockholders in connection with the Other Agreements, by which Stockholder covenants to hold all of the QSI Stock acquired hereunder for a period of at least 180 days after the Funding and Consummation Date.



9.   COVENANTS OF QSI AND THE STOCKHOLDER AFTER CLOSING

     9.1 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. QSI shall, within ninety (90) days of the Funding and Consummation Date, use commercially reasonable efforts to have the Stockholder and the spouse of Stockholder released from any and all indemnities on bonds and guarantees on any indebtedness or contractual obligations that they personally guaranteed and from any and all pledges of assets that they pledged to secure such indebtedness for the benefit of the Company, with all such indemnities on bonds and guarantees on indebtedness or contractual obligations being assumed by QSI. QSI shall indemnify and hold harmless Stockholder and the spouse of Stockholder from the payment of any indemnities on bonds, guaranties on any indebtedness or contractual obligations that they personally guaranteed prior to the Closing Date and from any and all pledges of assets that they pledged to secure such indebtedness for the benefit of the Company, provided that such indebtedness or obligations are either related to the business of the Company as being conducted at the Closing Date or are made in order to facilitate distributions contemplated under this Agreement. The indemnification contained in this Section shall not be subject to the time and other limitations on indemnification contained in Sections 10.2 and 10.5 hereof.

     9.2 PRESERVATION OF TAX TREATMENT. (a) Except as contemplated by this Agreement or the Registration Statement, after the Funding and Consummation Date, QSI shall not and shall not permit any of its subsidiaries to undertake any act that would prevent qualification of the transaction as an exchange meeting the requirements of Code Section 351, including:

          (i) the retirement or reacquisition, directly or indirectly, of all or part of the QSI Stock issued in connection with the transactions contemplated hereby; or

          (ii) the entering into of financial arrangements for the benefit of the Stockholder.

     (b) Except as contemplated by this Agreement or the Registration Statement, after the Funding and Consummation Date, the Stockholder shall not undertake any act that would prevent qualification of the transaction as an exchange meeting the requirements of Code Section 351.

     (c) Each of the Company, QSI and Stockholder shall comply with the reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and shall not take any position on any Return inconsistent with characterization of the transaction as an exchange meeting the requirements of Code Section 351.

     9.3 PREPARATION AND FILING OF RETURNS.

          (i) The Company's S Corporation Election shall terminate on the Funding and Consummation Date and the Company shall have a short taxable year as an S corporation (the "S Corporation Short Year") ending as of the close of business on the day immediately preceding the Funding and Consummation Date and a short taxable year as a C corporation (the "C Corporation Short Year") beginning on the Funding and Consummation Date. For purposes of allocating income, gain, loss and deduction of the Company between its S Corporation Short Year and its C Corporation Short Year, the books of the Company shall be closed as of the close of business on the day immediately preceding the Funding and Consummation Date and the Company shall make the election described in Code Section 1362(e)(3) and shall obtain the consent of all necessary stockholders unless such election is unnecessary by reason of Code Section 1362(e)(6)(D).

          (ii) QSI shall duly, accurately and timely (with regard to any duly granted extension) file or cause to be filed all federal, state, local and foreign income Returns required to be filed for the S Corporation Short Year and shall timely furnish to Stockholder a copy thereof together with all other information required to be furnished to Stockholder in respect thereof. Stockholder shall be permitted a period of at least thirty (30) days prior to the filing of any such Return, to review and comment on such Return.

          (iii) The Company shall duly, accurately and timely (with regard to any duly granted extension) file or cause to be filed all Returns other than the Returns described in Section 9.3 hereof, required to be filed for taxable periods ending on or before the day immediately preceding the Funding and Consummation Date.

          (iv) QSI shall duly, accurately and timely (with regard to any duly granted extension) file or cause to be filed all Returns required to be filed for all taxable periods ending on or after the Funding and Consummation Date.

          (v) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided.

Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

          (vi) Each of the Company, QSI and Stockholder shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a transfer to a controlled corporation under Section 351(a) of the Code.

     9.4 DIRECTORS AND OFFICERS. The persons named in the Registration Statement shall be appointed as directors and elected as officers of QSI, as and to the extent set forth in the Registration Statement, promptly following the effective date of the Registration Statement. The QSI Board of Directors will consist of nine members, up to two of whom shall be existing directors of QSI and five of whom shall be from the Founding Companies (two nominees from PAR Electrical Contractors, Inc. and one from each of Potelco, Inc., Union Power Construction Company and TRANS TECH Electric, Inc.). QSI shall make arrangements to compensate each Director for attending meetings of the Board of Directors and to reimburse them for related expenses.

     9.5 MAINTENANCE OF BOOKS. QSI will cause the Company (a) to maintain the books and records of the Company existing prior to the Closing Date for a period of six years after the Closing Date and (b) to make such books and records available to the Stockholder for any reasonable purpose.

10.  INDEMNIFICATION

     The Stockholder and QSI each make the following covenants that are applicable to them, respectively:

     10.1 GENERAL INDEMNIFICATION BY STOCKHOLDER. The Stockholder covenants and agrees that it, will indemnify, defend, protect and hold harmless QSI and the Company at all times, from and after the date of this Agreement, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively, "Claims") incurred by QSI or the Company for which QSI or the Company deliver notice of such Claims to the Stockholder prior to the Expiration Date and which Claims are as a result of or arising from (i) any breach of the representations and warranties of the Stockholder or the Company set forth herein or on the schedules or certificates delivered in connection herewith; (ii) any breach of any agreement on the part of the Stockholder under this Agreement; (iii) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company or the Stockholder, and provided to QSI or its counsel by the Company or the Stockholder contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company or the Stockholder required to be stated therein or necessary to make the statements therein not misleading; (iv) the matters described on Schedule 10.1(iv) (relating to specifically identified matters such as ongoing claims and/or litigation), which schedule shall be prepared by QSI;
(v) any liability asserted against QSI or the Company from matters occurring prior to the Closing Date and not listed on any Schedule of the Company, where such liability would have been required to be listed on a Schedule; (vi) all Taxes of the Company with respect to any taxable period (including any S Corporation Short Year) ending on or before the day immediately preceding the Funding and Consummation Date, or for any taxable period beginning before and ending on or after the Funding and Consummation Date to the extent allocable to the portion of such period beginning before and ending on the day immediately preceding the Funding and Consummation Date, to the extent such Taxes exceed the amount of the current liability accruals for Taxes reflected on the balance sheet of the Company as of September 30, 1997 as adjusted for Company operations in the ordinary course of business through the day immediately preceding the Funding and Consummation Date in accordance with generally accepted accounting principles consistently applied and, to the extent consistent therewith, the most recent custom and practices of the Company; provided that the portion of any Tax attributable to a taxable year or period beginning before and ending after the Funding and Consummation Date shall be determined by apportioning the Tax for the entire year or period based upon the number of days in the year or period, except that any such Tax measured by income or receipts shall be apportioned based upon actual results of operations through the end of the day immediately preceding the Funding and Consummation Date; (vii) all liabilities of the Company, if any, for the Taxes of any other person, pursuant to Code Section 1.1502-6 or other law, as a transferee or successor, by contract or otherwise; or (viii) all Transfer and other Taxes arising from the transactions contemplated by this Agreement; provided, however,
(A) that in the case of any indemnity arising pursuant to clause (iii) such indemnity shall not inure to the benefit of QSI or the Company to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the Stockholder provided, in writing, corrected information to QSI counsel and to QSI for inclusion in the final prospectus, and such information was not so included or properly delivered, and (B) that no Stockholder shall be liable for any indemnification obligation pursuant to this Section 10.1 to the extent attributable to a breach of any representation, warranty or agreement made herein individually by any other Stockholder.

     10.2 INDEMNIFICATION BY QSI. QSI covenants and agrees that it will indemnify, defend, protect and hold harmless the Stockholder at all times from and after the date of this Agreement from and against all Claims incurred by the Company or the Stockholder for which the Company or the Stockholder delivers notice of such Claims to QSI prior to the Expiration Date and which Claims are as a result of or arising from (i) any breach by QSI of its representations and warranties set forth herein or on the schedules or certificates attached hereto,
(ii) any nonfulfillment of any agreement on the part of QSI under this Agreement, (iii) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to QSI or any of the Other Founding Companies contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to QSI or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading, or (iv) the matters described on Schedule 10.2(iv) (relating to specifically identified matters), which schedule shall be prepared by the Stockholder.

     10.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has Knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 10.1 or 10.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle (such settlement to be subject to the consent of the Indemnified Party, as hereinafter provided), at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by the Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel. Further, absent a conflict, the Indemnified Party may select counsel and have such counsel participate in such matter at the sole cost of the Indemnified Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

     10.4 EXCLUSIVE REMEDY. The indemnification provided for in this Section 10 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided, however, that nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

     10.5 LIMITATIONS ON INDEMNIFICATION. No Indemnified Party shall assert any claim for indemnification hereunder against an Indemnifying Party until such time as, and solely to the extent that, the aggregate of all claims which such Indemnified Party may have against such Indemnifying Party shall exceed $75,000, provided, however, that QSI, the Company and the other persons or entities indemnified pursuant to Section 10.1 may assert and shall be indemnified for any claim under Section 10.1(v) at any time, regardless of whether the aggregate of all claims which such persons may have against Stockholder exceeds $75,000, it being understood that the amount of any such claim under such Sections shall not be counted towards such $75,000 amount; and further provided that the $75,000 amount shall be reduced to $5,000 for claims under Sections 10.l(i) to the extent it relates to breaches of the representations and warranties set forth in Section 4.22, 10.1(vi), 10.1(vii) and 10.1(viii) (except for claims with respect to taxes due as a result of an Internal Revenue Service audit related to percentage of completion of related contracts, in which case the amount shall be reduced to $50,000) it being understood that the amount of any such claim under such Sections shall not be counted towards such $75,000 amount; and further provided that the Stockholder and the other persons or entities indemnified pursuant to Section 10.2 may assert and shall be indemnified for any claim under Section 10.2(v) at any time, regardless of whether the aggregate of all claims which such persons may have against QSI exceeds $75,000, it being understood that the amount of any such claim under Section 10.2(v) shall not be counted towards such $75,000 amount. No person shall be entitled to indemnification under this Section 10 if and to the extent that: (a) such person's claim for indemnification is directly or indirectly related to and substantially the result of a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement; or (b) such person receives a tax benefit equal to or in excess of the amount of such claim as a result of the claim or loss for which indemnification is sought.

     Notwithstanding any other term of this Agreement, no Indemnifying Party shall be liable under this Section 10 for an amount which exceeds the amount of proceeds received by the Stockholder in connection with the transactions contemplated hereby. Indemnity obligations hereunder of the Stockholder may be satisfied through the payment of cash or the delivery of QSI Stock, or a combination thereof, at the Stockholder's election. For purposes of calculating the value of the QSI Stock received or delivered by the Stockholder (for purposes of determining the limitation on indemnity set forth in the second preceding sentence and the amount of any indemnity paid), QSI Stock shall be valued at its initial public offering price as set forth in the Registration Statement. Any indemnification payment made by the Stockholder pursuant to this
Section 10 shall be deemed to be a reduction in the consideration received by the Stockholder pursuant to Section 2.

     Without limitation of any of the foregoing, the limitations set forth in this Section shall not apply to breaches of representations, warranties or covenants set forth in Sections 4.29(c), 5.13, 5.14, 9.2 and 9.3 hereof.

11. TERMINATION OF AGREEMENT

     11.1 TERMINATION. This Agreement may be terminated by written notice from the party asserting termination to the other parties at any time prior to the Funding and Consummation Date solely:

          (i) by mutual consent of the boards of directors of QSI and the Company;

          (ii) by the Stockholder or the Company (acting through its board of directors), on the one hand, or by QSI (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by June 1, 1998, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Funding and Consummation Date;

          (iii) by the Stockholder or Company, on the one hand, or by QSI, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Funding and Consummation Date;

          (iv)   pursuant to Section 2.1 hereof;

          (v)    pursuant to Section 6.8 hereof; or

          (vi)   pursuant to Section 3 hereof.

     11.2 LIABILITIES IN EVENT OF TERMINATION. Except as provided in Section 6.8 hereof, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses relating to the transactions contemplated hereby. No party hereto shall be liable to any other party if the Agreement is terminated under Sections 11.1(i), (ii) (except as set forth therein), (iv), (v) or (vi).

12.  NONCOMPETITION

     12.1 PROHIBITED ACTIVITIES. Provided that QSI shall have complied with and performed all of its obligations hereunder and that the Stockholder shall have received payment in full of the consideration described in Section 2, the Stockholder shall not, for a period of five (5) years following the Funding and Consummation Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

          (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any electrical engineering and construction business in direct competition with QSI or any of the subsidiaries thereof, within 100 miles of where the Company or any of its subsidiaries conducted business prior to the effectiveness of the Funding and Consummation Date (the "Territory");

          (ii) call upon any person who is, at that time, within the Territory, an employee of QSI (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of

     QSI (including the subsidiaries thereof), provided that Stockholder shall be permitted to call upon and hire any member of his or her immediate family;

          (iii) call upon any person or entity which is at that time, or which has been, within one (l) year prior to the Funding and Consummation Date, a customer of QSI (including the subsidiaries thereof), of the Company or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with QSI within the Territory;

          (iv) call upon any prospective acquisition candidate, on the Company's or any Stockholder's own behalf or on behalf of any competitor in the electrical engineering and construction business, which candidate, to the actual Knowledge of the Company or Stockholder after due inquiry, was called upon by QSI (including the subsidiaries thereof) or for which, to the actual Knowledge of the Company or Stockholder after due inquiry, QSI (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity; or

          (v) disclose customers, whether in existence or proposed, of the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the types of persons to whom disclosure is then presently contemplated for valid business reasons.

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Stockholder from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

     12.2 DAMAGES. Because of the difficulty of measuring economic losses to QSI as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to QSI for which it would have no other adequate remedy, Stockholder agrees that the foregoing covenant may be enforced by QSI or the Company in the event of breach by Stockholder, by injunctions and restraining orders.

     12.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 12 impose a reasonable restraint on the Stockholder in light of the activities and business of QSI (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of QSI.

     12.4 SEVERABILITY; REFORMATION. The covenants in this Section 12 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     12.5 INDEPENDENT COVENANT. All of the covenants in this Section 12 shall be construed as an agreement independent of any other provision in this Agreement. It is specifically agreed that the period of five (5) years stated at the beginning of this Section 12, during which the agreements and covenants of Stockholder made in this Section 12 shall be effective, shall be computed by excluding from such computation any time during which Stockholder is in violation of any provision of this Section 12. The covenants contained in
Section 12 shall have no effect if the transactions contemplated by this Agreement are not consummated nor may such covenants be enforced by any party to this Agreement that is in breach of its obligations hereunder.

     12.6 MATERIALITY. The Stockholder hereby agrees that the covenants in this Section 12 are a material and substantial part of this transaction.

     12.7 LIMITATIONS. In the event that Stockholder who is employed by QSI or the Company pursuant to an employment agreement is terminated without cause (as defined in such employment agreement), the provisions of this Section 12 shall no longer be valid or enforceable by QSI or the Company. If such employment agreement contains provisions relating to the same subject matter as this
Section 12 that are less restrictive than set forth in this Section 12, the provisions of such employment agreement shall control.

13.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     13.1 STOCKHOLDER. The Company and the Stockholder recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company, the Other Founding Companies, and/or QSI, such as operational policies, trade secrets and pricing and cost policies that are valuable, special and unique assets of the Company's, the Other Founding Companies' and/or FCI's respective businesses. The Company and the Stockholder agree that they shall not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of QSI, (b) following the Closing, such information may be disclosed by the Stockholder as is required in the course of performing their duties for QSI or the Company and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 13.1, unless (i) such information is or becomes known to the public generally or to businesses operating in the construction industry through no fault of the Company and the Stockholder, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, however, that prior to disclosing any information pursuant to this clause (ii), the Company and the Stockholder shall, if possible, give two days' prior written notice thereof to QSI and provide QSI with the opportunity within such two-day period to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by the Company or the Stockholder of the provisions of this Section, QSI shall be entitled to an injunction restraining the Company and such Stockholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting QSI from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, the

Company and the Stockholder shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the Company.

     13.2 QSI. QSI recognizes and acknowledges that QSI had in the past and currently has access to certain confidential information of the Company, such as operational policies, trade secrets, and pricing and cost policies that are valuable, special and unique assets of the Company's business. QSI agrees that, prior to the Closing, or if the transactions contemplated by this Agreement are not consummated, it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the Company, (b) to counsel and other advisers, provided, however, that such advisors (other than counsel) agree to the confidentiality provisions of this
Section 13.2 and (c) to the Other Founding Companies and their representatives pursuant to Section 6.1(a), unless (i) such information becomes known to the public generally through no fault of QSI, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, however, that prior to disclosing any information pursuant to this clause (ii), QSI shall, unless otherwise required by law or such order, give two days' prior written notice thereof to the Company and the Stockholder and provide the Company and the Stockholder with the opportunity within such two-day period to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by QSI of the provisions of this Section, the Company and the Stockholder shall be entitled to an injunction restraining QSI from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company and the Stockholder from pursuing any other available remedy for as such breach or threatened breach, including the recovery of damages.

     13.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 13.1 and 13.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

     13.4 SURVIVAL. The obligations of the parties under this Article 13 shall survive the termination of this Agreement for a period of three years from
(a) the Funding and Consummation Date if the transactions contemplated hereby are consummated or (b) the date hereof if the transactions contemplated hereby are not consummated.

14.  TRANSFER RESTRICTIONS

     14.1 TRANSFER RESTRICTIONS. Except for transfers to Affiliates of the Stockholder who agree to be bound by the restrictions set forth in this Section 14.1, for a period of two years from the Funding and Consummation Date, except pursuant to Section 16 hereof, the Stockholder shall not sell, assign, exchange, transfer, distribute or otherwise dispose of any shares of QSI Stock received by them as described in Section 2.1. The certificates evidencing the QSI Stock delivered to the Stockholder pursuant to Section 2 of this Agreement shall bear a legend substantially in the form set forth below and containing such other information as QSI may deem necessary or appropriate: THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION, PRIOR TO SECOND ANNIVERSARY OF FUNDING AND CONSUMMATION DATE. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

15.  FEDERAL SECURITIES ACT REPRESENTATIONS

     Stockholder acknowledges that the shares of QSI Stock to be delivered to Stockholder pursuant to this Agreement have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The QSI Stock to be acquired by Stockholder pursuant to this Agreement is being acquired solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

     15.1 COMPLIANCE WITH LAW. The Stockholder covenants, warrants and represents that none of the shares of QSI Stock issued to the Stockholder will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All of the QSI Stock shall bear the following legend in addition to the legend required under Section 14 of this Agreement: THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

     15.2 ECONOMIC RISK; SOPHISTICATION. Stockholder is able to bear the economic risk of an investment in the QSI Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such Knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the QSI Stock.
The Stockholder has had an adequate opportunity to ask questions and receive answers from the officers of QSI concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of QSI, the plans for the operations of the business of QSI, the business, operations and financial condition of the Founding Companies other than the Company, and any plans for additional acquisitions and the like. The Stockholder has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

 16. REGISTRATION RIGHTS

     16.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Funding and Consummation Date, whenever QSI proposes to register any QSI Stock for its own or others account under the 1933 Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by QSI and (ii) registrations relating to employee benefit plans, QSI shall give the Stockholder prompt written notice of its intent to do so. Upon the written request of the Stockholder given within 30 days after receipt of such notice, QSI shall cause to be included in such registration all of the QSI Stock issued to the Stockholder pursuant to this Agreement which the Stockholder requests, provided that QSI shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the opinion of tax counsel to QSI or its independent auditors, jeopardize the qualification of the transactions contemplated hereby and by the Registration Statement as an exchange meeting the requirements of Code Section 351. In addition, if QSI is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 16.1 that the number of shares to be sold by persons other than QSI is greater than the number of such shares which can be offered without adversely affecting the offering, QSI may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares desired to be sold by such person) to a number deemed satisfactory by such managing underwriter, provided, that, notwithstanding Section 14.1 hereof, for each such offering made by QSI after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than QSI, the Company and the Other Founding Companies or the Stockholders thereof who receive shares of QSI Stock pursuant to the Other Agreements (collectively, the Company and the Other Founding Companies or the Stockholders thereof who receive shares of QSI Stock pursuant to the Other Agreements being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders.

     16.2 REGISTRATION PROCEDURES. All expenses incurred in connection with the registrations under this Article 16 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by QSI. In connection with registrations under Section 16.1, QSI shall (i) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the QSI Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 45 days (or such shorter period during which the Founding Stockholders shall have sold all QSI Stock which they requested to be registered); (ii) use its best efforts to register and qualify the QSI Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the QSI Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder to enable the Founding Stockholders to sell their shares pursuant thereto.

      16.3 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Section 16.1 covering an underwritten registration public offering, QSI and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions (including indemnification provisions) as are customary in the securities business for such an arrangement between such managing underwriters and companies of FCI's size and investment stature.

     16.4 AVAILABILITY OF RULE 144. QSI shall not be obligated to register shares of QSI Stock held by Stockholder at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to the Stockholder.

17.  GENERAL

     17.1 COOPERATION. The Company, Stockholder and QSI shall each deliver or cause to be delivered to the other on the Funding and Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company shall cooperate and use its reasonable efforts to have the present officers, directors and the employees of the Company cooperate with QSI on and after the Funding and Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Funding and Consummation Date.

     17.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of QSI, and the heirs and legal representatives of the Stockholder.

     17.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholder, the Company and QSI and supersede any prior agreement and understanding relating to the subject matter of this Agreement, including but not limited to any letter of intent entered into by any of the parties hereto. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Stockholder, the Company and QSI, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors.

     17.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     17.5 BROKERS AND AGENTS. Except as disclosed on Schedule 17.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

     17.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, QSI will pay the fees, expenses and disbursements of QSI and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by QSI under this Agreement, including the fees and expenses of Arthur Andersen L.L.P., Jackson Walker L.L.P., and any other person or entity retained by QSI, and the costs of preparing the Registration Statement. The Stockholder shall pay the fees, expenses and disbursements of the Stockholder, the Company and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by the Company and the Stockholder under this Agreement, including the fees and expenses of accountants and legal counsel to the Company and the Stockholder. Notwithstanding the foregoing, if the transactions contemplated by this Agreement are consummated, QSI shall reimburse the Stockholder for such reasonable fees, expenses and disbursements upon the closing of the IPO up to $15,000 plus such additional fees, expenses and disbursements as are set forth on Schedule 17.6. In addition, Stockholder shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the transactions contemplated hereby, other than Transfer Taxes, if any, imposed by the State of Delaware. Stockholder shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, Stockholder acknowledges that he or she, and not the Company or QSI, shall pay all taxes due upon receipt of the consideration payable pursuant to Section 2 hereof, and shall assume all tax risks and liabilities of Stockholder in connection with the transactions contemplated hereby.

     17.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

     (a)  If to QSI, addressed to it at:

          c/o Jackson Walker L.L.P.
          901 Main Street, Suite 6000
          Dallas, Texas  75202
          Attn:  James S. Ryan

     (b) If to the Stockholder, addressed to him in care of the Company.

     (c) If to the Company, addressed to it at:

          Potelco, Inc.

          14103 Eight Street East
          Sumner, Washington  98398
          Attn:  Gary Tucci

or to such other address or counsel as any party hereto shall specify pursuant to this Section 17.7 from time to time.

     17.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware.

     17.9 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     17.10 TIME.  Time is of the essence with respect to this Agreement.

     17.11 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     17.12 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     17.13 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     17.14 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of QSI, the Company and the Stockholder. Any amendment or waiver effected in accordance with this Section 17.14 shall be binding upon each of the parties hereto, any other person receiving QSI Stock in connection with the transactions contemplated hereby and each future holder of such QSI Stock.

     17.15 INCORPORATION BY REFERENCE. To the extent that an item is disclosed in a particular schedule or a subsection of a particular schedule and such item is readily apparent on its face as being applicable to another schedule or another subsection of the same schedule, such item shall be deemed incorporated by reference in such schedule or such other subsection under the same schedule.

     17.16 DEFINED TERMS. Unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this
Agreement:

     "1933 Act" means the Securities Act of 1933, as amended.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "Affiliates" has the meaning set forth in Section 4.8.

     "Agreement" has the meaning set forth in the first paragraph hereof.

     "A/R Aging Reports" has the meaning set forth in Section 4.11.

     "Assets" has the meaning set forth in Section 6.13.

     "Balance Sheet Date" has the meaning set forth in Section 4.9.

     "C Corporation Short Year" has the meaning set forth in Section 9.3(i).

     "Charter Documents" has the meaning set forth in Section 4.1.

     "Closing" has the meaning set forth in Section 3.

     "Closing Date" has the meaning set forth in Section 3.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the first paragraph of this Agreement.

     "Company Stock" means the capital stock of the Company.

     "Delaware GCL" has the meaning set forth in Section 2.3.

     "Demand Registration" has the meaning set forth in Section 16.2.

     "Environmental Laws" has the meaning set forth in Section 4.13.

     "ERISA" has the meaning set forth in Section 4.19.

     "Expiration Date" has the meaning set forth in Section 4(A).

     "QSI" has the meaning set forth in the first paragraph of this Agreement.

     "QSI Charter Documents" has the meaning set forth in Section 5.1.

     "QSI Financial Statements" has the meaning set forth in Section 5.6.

     "QSI Plan of Organization" has the meaning set forth in the fourth recital of this Agreement.

     "QSI Stock" means the common stock, par value $.01 per share, of QSI.

     "Founding Companies" has the meaning set forth in the third recital of this Agreement.

     "Founding Stockholders" has the meaning set forth in Section 16.1.

     "Funding and Consummation Date" has the meaning set forth in Section 3.

     "Indemnification Threshold" has the meaning set forth in Section 10.5.

     "Indemnified Party" has the meaning set forth in Section 10.3.

     "Indemnifying Party" has the meaning set forth in Section 10.3.

     "IPO" means the initial public offering of QSI Stock pursuant to the Registration Statement.

     "Knowledge" or "Knows," when referring to the Knowledge of the Company or QSI or what the Company or QSI Knows, means the actual knowledge of any director or officer of the Company or QSI, as the case may be, and the knowledge that an ordinarily prudent person acting reasonably in a similar capacity as such director or officer should have after reasonable investigation into the relevant subject matter.

     "Material Adverse Effect" has the meaning set forth in Section 4.1.

     "Material Documents" has the meaning set forth in Section 4.23.

     "Other Agreements" has the meaning set forth in the third recital of this Agreement.

     "Other Founding Companies" means all of the Founding Companies other than the Company.

     "Plans" has the meaning set forth in Section 4.19.

     "Pricing" means the date of determination by QSI and the Underwriters of the public offering price of the shares of QSI Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on the Closing Date.

     "Qualified Plans" has the meaning set forth in Section 4.20.

     "Registration Statement" means that certain registration statement on Form S-1 covering the shares of QSI Stock to be issued in the IPO.

     "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

     "S Corporation Election" has the meaning set forth in Section 4.22(x).

     "S Corporation Short Year" has the meaning set forth in Section 9.3(i).

     "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

     "SEC" means the United States Securities and Exchange Commission.

     "Statutory Liens" has the meaning set forth in Section 6.3.

     "Stockholder" has the meaning set forth in the first paragraph of this Agreement.

     "Subsidiary" has the meaning set forth in Section 4.6.

     "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

     "Territory" has the meaning set forth in Section 12.1.

     "Third Person" has the meaning set forth in Section 10.3.

     "Transfer Taxes" has the meaning set forth in Section 17.6.

     "Underwriters" means the prospective underwriters in the IPO, as identified in the Registration Statement.

           [THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              QUANTA SERVICES, INC.


                              By: /s/ James H. Haddox
                                 ------------------------------------------
                              Its: Chief Financial Officer
                                  -----------------------------------------


                              POTELCO, INC.


                              By: /s/ Gary Tucci
                                 ------------------------------------------
                              Its: President
                                  -----------------------------------------

                              /s/ Gary Tucci
                              ---------------------------------------------
                              Gary Tucci